Exhibit 10.1

AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Agreement”) is made as of March 27, 2015, by and among Brenda Galgano (the “Executive”), Vitamin Shoppe, Inc., a Delaware corporation (“Parent”), and Vitamin Shoppe Industries Inc., a New York corporation (the “Company”).

Reference is made to that certain Employment and Non-Competition Agreement by and among the Executive, Parent and the Company dated March 29, 2012 (the “Employment Agreement”).

WHEREAS, the parties to this Agreement desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Section 1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“1. Position and Responsibilities. The Executive shall continue to serve as Executive Vice President, Chief Financial Officer of each of Parent and the Company and, in such capacity, shall be responsible for the general financial, affairs and management of Parent and the Company, shall perform such duties as are customarily performed by an officer with similar responsibilities of a company of a similar size, together with such other responsibilities that may be assigned to her by the Chief Executive Officer and the Board of Directors of Parent or the Company, and shall have such power and authority as shall reasonably be required to enable her to perform her duties hereunder; provided, however, that in exercising such power and authority and performing such duties, she shall at all times be subject to the authority of the Chief Executive Officer and the Board of Directors of Parent and the Company. The Executive agrees to devote substantially all of her business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of Parent’s and the Company’s business. Notwithstanding the foregoing, upon the approval of the Compensation Committee of Parent, the Executive may serve as a director of a publicly traded company that is not a Competitive Business (hereinafter defined), provided that such service does not interfere with the Executive’s obligations hereunder.”

2.     Section 2(A) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(A) Salary. In consideration of the services to be rendered by the Executive to the Company, the Company shall continue to pay to the Executive a base salary of four hundred seventy thousand dollars ($484,100) per annum (such salary as it may be increased from time to time being hereinafter referred to as the “Base Salary”). Except as may otherwise be agreed, the Base Salary shall be payable in conformity with the Company’s customary practices for executive compensation as such practices shall be established or modified from time to time but shall be payable not less frequently than monthly. The Executive shall receive such increases in her Base Salary as the Board of Directors of the Company may from time to time approve in its sole discretion; provided, however, that the Executive’s Base Salary shall be reviewed not less often than annually. The Executive’s Base Salary may not be decreased without her written consent”

3.     Section 3 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“3. Term. The term of the Executive’s employment hereunder shall commence on the Effective Date and shall terminate on March 31, 2016 (the “Term”), unless earlier terminated as provided in Section 5 of this Agreement.”

4.     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

5.     This Agreement is an amendment to the Employment Agreement, and to the extent there is a discrepancy between this Agreement and the Employment Agreement, this Agreement shall control and supersede the Employment Agreement to the extent of such discrepancy. The Employment Agreement otherwise remains in full force and effect.

6.     This Agreement, the Employment Agreement (as further amended by this Agreement) and those documents expressly referred to herein embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of March 27, 2015.

EXECUTIVE

/s/ Brenda Galgano
Brenda Galgano

VITAMIN SHOPPE, INC.

By:	/s/ Jean Frydman
Jean Frydman Senior Vice President, General Counsel and Corporate Secretary

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Jean Frydman
Jean Frydman Senior Vice President, General Counsel and Corporate Secretary

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